FS Investment Corporation 8-K

Exhibit 99.1

FSIC Reports Fourth Quarter and Annual 2016 Financial Results and

Declares Regular Distribution for First Quarter

PHILADELPHIA, PA, March 1, 2017 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter and year ended December 31, 2016, and announced that its board of directors has declared its first quarter 2017 regular distribution.

Financial Highlights for the Quarter Ended December 31, 20161

•	Net investment income of $0.21 per share, compared to $0.23 per share for the quarter ended December 31, 2015

•	Adjusted net investment income of $0.23 per share, compared to $0.24 per share for the quarter ended December 31, 2015[2]

•	Total net realized loss of $0.18 per share and total net change in unrealized appreciation of $0.18 per share, compared to a total net realized loss of $0.08 per share and a total net change in unrealized depreciation of $0.47 per share for the quarter ended December 31, 2015

•	Paid cash distributions to stockholders totaling $0.22275 per share[3]

•	Total purchases of $495.1 million versus $715.6 million of sales and repayments

•	Net asset value of $9.41 per share, compared to $9.42 per share as of September 30, 2016

Financial Highlights for the Year Ended December 31, 20161

•	Net investment income of $0.85 per share, compared to $1.10 per share for the year ended December 31, 2015

•	Adjusted net investment income of $0.87 per share, compared to $1.03 per share for the year ended December 31, 2015[2]

•	Total net realized loss of $0.26 per share and total net change in unrealized appreciation of $0.62 per share, compared to a total net realized loss of $0.26 per share and a total net change in unrealized depreciation of $0.68 per share for the year ended December 31, 2015

•	Paid cash distributions to stockholders totaling $0.89100 per share

•	Total purchases of $1.2 billion versus $1.6 billion of sales and repayments

“FSIC’s focus on long-term performance, the strength of its investment portfolio and the scale of its direct lending platform helped to deliver strong total returns for our stockholders in the fourth quarter and full-year 2016,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “The backdrop of tight credit markets necessitated a conservative approach during the fourth quarter. As a result, we focused on investing in senior secured first-lien loans, consistent with FSIC’s commitment to being judicious stewards of stockholders’ capital.”

Declaration of Regular Distribution for First Quarter 2017

FSIC’s board of directors has declared a regular cash distribution for the first quarter of $0.22275 per share, which will be paid on or about April 4, 2017 to stockholders of record as of the close of business on March 22, 2017.

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Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	December 31, 2016	September 30, 2016	December 31, 2015
Total investment income	$108,978	$100,557	$114,763
Net investment income	51,542	49,003	56,151
Net increase (decrease) in net assets resulting from operations	51,862	114,369	(78,468)

Net investment income per share	$0.21	$0.20	$0.23
Adjusted net investment income per share[2]	$0.23	$0.20	$0.24
Total net realized and unrealized gain (loss) per share	$0.00	$0.27	$(0.55)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.21	$0.47	$(0.32)
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.22275
Net asset value per share at period end	$9.41	$9.42	$9.10
Weighted average shares outstanding	244,016,474	243,488,590	242,800,333
Shares outstanding, end of period	244,063,357	243,488,590	242,847,016

(dollar amounts in thousands)	As of December 31, 2016	As of December 31, 2015
Total fair value of investments	$3,726,816	$4,029,371
Total assets	4,110,071	4,148,173
Total stockholders’ equity	2,297,377	2,208,928

Portfolio Highlights as of December 31, 2016

•	Total fair value of investments was $3.7 billion.
•	Core investment strategies[4] represented 97% of the portfolio by fair value as of December 31, 2016, including 88% from direct originations and 9% from opportunistic investments. Broadly syndicated/other investments represented the remaining 3% of the portfolio by fair value.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 10.1%, compared to 10.2% as of September 30, 2016.
•	Total commitments to direct originations (including unfunded commitments) made during the fourth quarter of 2016 was $526.6 million in 18 companies, 13 of which were existing portfolio companies.
•	As of December 31, 2016, approximately 0.2% of investments were on non-accrual based on fair value.[6]
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Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	December 31, 2016	September 30, 2016	December 31, 2015
Purchases	$495,071	$217,337	$563,346
Sales and redemptions	(715,567)	(290,764)	(511,289)
Net portfolio activity	$(220,496)	$(73,427)	$52,057

Portfolio Data	As of December 31, 2016	As of December 31, 2015
Total fair value of investments	$3,726,816	$4,029,371
Number of Portfolio Companies	102	114
Average Annual EBITDA of Portfolio Companies	$100,000	$113,200
Weighted Average Purchase Price of Debt Investments (as a % of par)	98.6%	98.3%
% of Investments on Non-Accrual (based on fair value)[6]	0.2%	—

Asset Class (based on fair value)
Senior Secured Loans — First Lien	52%	54%
Senior Secured Loans — Second Lien	16%	15%
Senior Secured Bonds	4%	6%
Subordinated Debt	12%	11%
Collateralized Securities	2%	2%
Equity/Other	14%	12%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	88%	85%
Opportunistic	9%	12%
Broadly Syndicated/Other	3%	3%

Interest Rate Type (based on fair value)
% Variable Rate	67.0%	66.8%
% Fixed Rate	19.4%	21.6%
% Income Producing Equity/Other Investments	2.7%	4.1%
% Non-Income Producing Equity/Other Investments	10.9%	7.5%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	9.1%	9.8%
Gross Portfolio Yield Prior to Leverage — Excluding Non-Income Producing Assets	10.1%	10.4%

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Direct Origination Activity

	Three Months Ended
(dollar amounts in thousands)	December 31, 2016	September 30, 2016	December 31, 2015

Total Commitments (including unfunded commitments)	$526,589	$144,226	$604,203
Exited Investments (including partial paydowns)	(598,468)	(198,010)	(318,719)
Net Direct Originations	$(71,879)	$(53,784)	$285,484

Direct Originations Portfolio Data	As of December 31, 2016		As of December 31, 2015
Total Fair Value of Direct Originations	$3,264,395		$3,434,588
Number of Portfolio Companies	67		71
Average Annual EBITDA of Portfolio Companies	$64,600		$61,500
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.8	x	4.9	x
% of Investments on Non-Accrual (based on fair value)[6]	0.1%		—

	Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	December 31, 2016	September 30, 2016	December 31, 2015
Senior Secured Loans — First Lien	88%	94%	60%
Senior Secured Loans — Second Lien	5%	5%	6%
Senior Secured Bonds	1%	—	10%
Subordinated Debt	2%	—	12%
Collateralized Securities	—	—	—
Equity/Other	4%	1%	12%

Average New Direct Origination Commitment Amount	$29,255	$20,604	$37,763
Weighted Average Maturity for New Direct Originations	6/20/2023	12/11/2021	10/10/2021
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	8.8%	9.3%	10.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	9.1%	9.3%	12.3%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	8.0%	8.6%	9.9%

Leverage and Liquidity as of December 31, 2016

•	Debt to equity ratio was 74%, based on $1.70 billion in total debt outstanding and stockholders’ equity of $2.30 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 4.16%.
•	Cash and foreign currency of approximately $264.6 million and availability under its financing arrangements of $255.1 million, subject to borrowing base and other limitations
•	Seventeen unfunded debt investments with aggregate unfunded commitments of $186.2 million

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, March 2, 2017, to discuss its fourth quarter and year ended December 31, 2016 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using the conference ID 54415232 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of FS Investments, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $93.3 billion in assets under management as of December 31, 2016, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm creates access to alternative sources of income and growth through funds managed in partnership with top institutional investment advisers. It focuses on setting industry standards for investor protection, education and transparency.

FS Investments was founded in 2007 as Franklin Square Capital Partners. It is headquartered in Philadelphia with offices in Orlando and Washington, DC. The firm currently manages six funds with over $19 billion in assets under management as of December 31, 2016. Its affiliated broker-dealer, FS Investment Solutions, LLC (member FINRA/SIPC), distributes its offerings.

Visit www.fsinvestments.com to learn more.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by FS Investments may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

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Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s annual report on Form 10-K for the year ended December 31, 2016, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2016, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s annual report on Form 10-K for the year ended December 31, 2016 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors:

Dominic Mammarella

Director, Investor Relations

dominic.mammarella@fsinvestments.com

215-220-4280

Media:

FS Investments Media Team

media@fsinvestments.com

215-495-1174

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Income Statement

	Year Ended December 31,
	2016	2015	2014
Investment income
From non-controlled/unaffiliated investments:
Interest income	$373,158	$420,834	$418,749
Fee income	35,541	43,392	44,961
Dividend income	2,727	6,499	810
From non-controlled/affiliated investments:
Interest income	6,824	2,603	—
Fee income	752	790	—
Dividend income	224	299	299
From controlled/affiliated investments:
Interest income	3,583	380	—
Total investment income	422,809	474,797	464,819

Operating expenses
Management fees	71,280	75,401	84,617
Capital gains incentive fees	—	(21,075)	(9,468)
Subordinated income incentive fees	51,830	61,036	58,122
Administrative services expenses	3,475	4,182	4,794
Accounting and administrative fees	966	1,082	1,223
Interest expense	74,058	75,127	64,804
Directors' fees	1,139	1,026	1,027
Listing advisory fees	—	—	5,043
Other general and administrative expenses	7,184	6,872	10,086
Total operating expenses	209,932	203,651	220,248
Management fee waiver	—	—	(2,837)
Net expenses	209,932	203,651	217,411
Net investment income before taxes	212,877	271,146	247,408
Excise taxes	5,554	6,056	5,400
Net investment income	207,323	265,090	242,008
Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	$(63,535)	$(62,426)	$30,607
Controlled/affiliated investments	(26)	—	—
Net realized gain (loss) on foreign currency	330	(640)	(301)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	138,719	(212,155)	(79,008)
Non-controlled/affiliated investments	8,519	44,247	(3,138)
Controlled/affiliated investments	1,453	743	—
Net change in unrealized appreciation (depreciation) on secured borrowing	(49)	—	—
Net change in unrealized gain (loss) on foreign currency	1,557	3,526	4,613
Total net realized and unrealized gain (loss)	86,968	(226,705)	(47,227)
Net increase (decrease) in net assets resulting from operations	$294,291	$38,385	$194,781
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$1.21	$0.16	$0.78
Weighted average shares outstanding	243,448,610	241,946,850	248,799,524

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Balance Sheet

	December 31,
	2016	2015
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,509,899 and $4,027,950, respectively)	$3,440,951	$3,820,283
Non-controlled/affiliated investments (amortized cost—$153,167 and $91,248, respectively)	202,795	132,357
Controlled/affiliated investments (amortized cost—$80,874 and $75,988, respectively)	83,070	76,731
Total investments, at fair value (amortized cost—$3,743,940 and $4,195,186, respectively)	$3,726,816	$4,029,371
Cash	264,594	80,807
Foreign currency, at fair value (cost—$4 and $1,175, respectively)	4	1,180
Receivable for investments sold and repaid	75,921	66
Interest receivable	36,106	34,600
Deferred financing costs	5,828	1,420
Prepaid expenses and other assets	802	729
Total assets	$4,110,071	$4,148,173

Liabilities
Payable for investments purchased	$5,748	$—
Credit facilities payable	619,932	34,625
Unsecured notes payable (net of deferred financing costs of $1,884 and $1,490, respectively)	1,070,701	988,274
Repurchase agreement payable	—	800,000
Secured borrowing, at fair value (proceeds of $2,831 and $0, respectively)	2,880	—
Stockholder distributions payable	54,364	54,093
Management fees payable	18,022	18,415
Subordinated income incentive fees payable	12,885	13,374
Administrative services expense payable	516	946
Interest payable	20,144	22,061
Directors' fees payable	281	282
Other accrued expenses and liabilities	7,221	7,175
Total liabilities	1,812,694	1,939,245
Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 244,063,357 and 242,847,016 shares issued and outstanding, respectively	244	243
Capital in excess of par value	2,262,323	2,264,345
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(94,830)	(45,748)
Accumulated undistributed (distributions in excess of) net investment income	137,299	147,946
Net unrealized appreciation (depreciation) on investments and secured borrowing and unrealized gain/loss on foreign currency	(7,659)	(157,858)
Total stockholders' equity	2,297,377	2,208,928
Total liabilities and stockholders' equity	$4,110,071	$4,148,173
Net asset value per share of common stock at year end	$9.41	$9.10

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
GAAP net investment income per share	$0.21	$0.20	$0.23
Plus capital gains incentive fees per share	—	—	(0.01)
Plus excise taxes per share	0.02	—	0.02
Plus one-time expenses per share	—	—	—
Adjusted net investment income per share[2]	$0.23	$0.20	$0.24

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions paid on January 4, 2017 to stockholders of record as of the close of business on December 21, 2016.

4)	See FSIC’s annual report on Form 10-K for the year ended December 31, 2016 for a description of FSIC’s investment strategies.

5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.

6)	Interest income is recorded on an accrual basis. See FSIC’s annual report on Form 10-K for the year ended December 31, 2016 for a description of FSIC’s revenue recognition policy.

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